TAX DISTRIBUTION ADVANCE AGREEMENT

                                 BY AND BETWEEN

                                   FOAMEX L.P.

                                       AND

                           FOAMEX-JPS AUTOMOTIVE L.P.



                          Dated as of December __, 1996


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ARTICLE I.  DEFINITIONS......................................................1


ARTICLE II.  THE ADVANCE.....................................................2
   Section 2.1.  Commitment to Advance.......................................2

ARTICLE III.  PAYMENT........................................................3
   Section 3.1.  Payment of Principal and Interest...........................3
   Section 3.3.  Optional Prepayment of the Advance..........................3

ARTICLE IV.  MUTUAL REPRESENTATIONS AND WARRANTIES...........................4
   Section 4.1.   Organization...............................................4
   Section 4.2.   Authorization, Validity and Enforceability.................4
   Section 4.3.   Violation or Breach........................................4
   Section 4.4.   Consents and Approvals.....................................5

ARTICLE V.  EVENTS OF DEFAULT................................................5
   Section 5.1.  Events of Default...........................................5
   Section 5.2.  Remedies....................................................6

ARTICLE VI.  MISCELLANEOUS...................................................6
   Section 6.1.  Nature of Obligation........................................6
   Section 6.2.  Notices.....................................................6
   Section 6.3.  Construction................................................7
   Section 6.4.  Assignment..................................................7
   Section 6.5.  Severability................................................7
   Section 6.6.  Amendments..................................................7
   Section 6.7.  Entire Agreement............................................7


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                       TAX DISTRIBUTION ADVANCE AGREEMENT


          This Tax Distribution Advance Agreement (the "Agreement") dated as of December __, 1996 is made by and between Foamex-JPS Automotive L.P., a Delaware limited partnership ("FJPS"), and Foamex L.P., a Delaware limited partnership ("Foamex").

          WHEREAS, Foamex entered into a First Amended and Restated Tax Sharing Agreement dated as of December 14, 1993, with its partners, which provides for certain distributions ("Tax Sharing Payments") to be made by Foamex to its partners (as amended by the First Amendment to Fourth Amended and Restated Partnership Agreement of Foamex L.P., dated June 28, 1994, the "Tax Sharing Agreement"); and

          WHEREAS, FJPS has requested that Foamex, from time to time, make certain advances of Tax Sharing Payments to FJPS, and Foamex is willing to make such advances on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          "Advance" shall have the meaning specified in Section 2.1(a) hereof.

          "Availability" shall have the meaning specified in Section 2.1(b)

          "Bankruptcy Law" shall mean Title 11, U.S. Code or any similar federal or state law for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors.

          "Business Day" shall mean a day that is not a Saturday or a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          "Custodian" shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Event of Default" shall mean any of the events specified in Section
5.1 hereof.

          "FJPS" shall have the meaning specified in the recitals hereto.

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          "Maturity Date" shall have the meaning specified in Section 3.1(a)
hereof.

          "Foamex" shall have the meaning specified in the recitals hereto.

          "Note" shall have the meaning specified in Section 2.1(e) hereof.

          "Tax Sharing Agreement" shall have the meaning specified in the recitals hereto.

          "Tax Sharing Payments" shall have the meaning specified in the recitals hereto.

                                   ARTICLE II.

                                   THE ADVANCE

          Section 2.2. Commitment to Advance.

          (a) FJPS shall have the right, from time to time, to take an advance against future Tax Sharing Payments (an "Advance") from Foamex of all or a portion of the Availability in effect at such time.

          (b) "Availability" at any point in time shall mean $17 million, less all previous Advances.

          (c) The making of each Advance by Foamex shall be subject to the following terms and conditions:

               (i) no Event of Default shall have occurred and be continuing;

               (ii) FJPS shall have delivered to Foamex a certificate of a duly authorized officer of FJPS to the effect that all of the representations and warranties of FJPS set forth in this Agreement are true and correct as of the date of the Advance as though restated as of such date.

               (iii) the making of the Advance shall not constitute a Default or Event of Default under the terms of the Third Amended and Restated Credit Agreement, dated as of July 30, 1996, among Foamex L.P., General Felt Industries, Inc., Trace Foam Company, Inc., FMXI Inc., the Institutions from time to time party thereto as Lenders, the Institutions from time to time party thereto as Issuing Banks, and Citibank N.A. and The Bank of Nova Scotia, as Administrative Agents, as such agreement may be amended.

          (d) FJPS shall notify Foamex in writing of its intention to borrow the


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Advance pursuant to Section 2.1(a) and the amount of the Advance. Foamex shall extend the Advance to FJPS on the date which is no more than three Business Days after receipt of such notice.

          (e) The Advances shall be evidenced by a promissory note duly executed by FJPS payable to the order of Foamex, substantially in the form of Exhibit A hereto (the "Note").

                                  ARTICLE III.

                                     PAYMENT

          Section 3.1. Payment of Principal and Interest.

          (a) FJPS shall pay to Foamex the outstanding principal of the Advance on December 31, 1999 (the "Maturity Date"), together with accrued and unpaid interest.

          (b) Each Advance shall bear interest at a fixed rate per annum (determined on the date of the Advance) equal to the greater of (i) the yield to maturity on the FJPS Senior Secured Discount Debentures due 2004 as of such date, plus one hundred twenty five (125) basis points, or (ii) 13.25%.

          (c) Interest shall be computed on the basis of a 360-day year of twelve 30-day months).

          Section 3.2. Mandatory Prepayment of the Advance.

          (a) During such time as there is an Advance outstanding, FJPS shall apply 50% of all Tax Sharing Payments to a mandatory prepayment of the Advances.

          (b) FJPS grants to Foamex an express right of offset to withhold and apply in accordance with the terms of this Agreement all Tax Sharing Payments which FJPS is required to apply to a mandatory prepayment of the Advance pursuant to Section 3.2(a).

          (c) All mandatory prepayments of the Advances shall be applied first to interest and then to the principal of the outstanding Advances with the highest associated interest rate.

          Section 3.3. Optional Prepayment of the Advance. FJPS may at any time and from time to time prepay or repay the Advance, in whole or in part, without premium or penalty. All Optional Prepayments shall be applied first to interest and then to the principal of the outstanding Advances with the highest associated interest rate.

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

                                   ARTICLE IV.

                      MUTUAL REPRESENTATIONS AND WARRANTIES

          Each party hereto represents and warrants to the other as follows:

          Section 4.1. Organization. It is a limited partnership duly formed and validly existing in good standing under the laws of its jurisdiction of formation, and has all requisite partnership power and authority to own, lease and operate its assets and properties and to conduct its business as currently being conducted.

          Section 4.2. Authorization, Validity and Enforceability. It has full partnership power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its general partner or other governing body and no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Section 4.3. Violation or Breach. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination or acceleration of any right or obligation of it under, or result in the creation or imposition of any lien, mortgage, pledge, security interest, claim, right of first refusal or other limitation on transfer or other encumbrance upon any of its assets or properties by reason of the terms of, (a) its certificate of limited partnership, agreement of limited partnership, by-laws or other charter or organizational document, (b) any contract, agreement, lease, license, mortgage, note, bond, debenture, indenture or other instrument or obligation to which it is a party or by or to which it or its assets or properties may be bound or subject, (c) any order, writ, judgment, injunction, award, decree, law, statute, rule or regulation applicable to it or
(d) any license, permit, order, consent, approval, registration, authorization or qualification with or under any governmental agency, other than

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

(i) in the case of clause (b) above, with respect to Foamex, the Company Security Agreement, dated as of June 3, 1993, by Foamex and Foamex Capital Corporation in favor of Fleet National Bank (formerly known as Shawmut Bank, National Association) as trustee for the holders of 9 1/2% Senior Secured Notes due 2000, and (ii) in the case of clauses (b), (c) or (d) above, any conflict, violation, breach or default which would not, individually or in the aggregate together with all other such conflicts, violations, breaches or defaults, have a material adverse effect on it or have a material adverse effect on its ability to perform its obligations, or consummate the transactions contemplated, hereunder.

          Section 4.4. Consents and Approvals. No consent, approval, authorization, license or order of, registration or filing with, or notice to, any governmental agency is necessary to be obtained, made or given by it in connection with the execution, delivery and performance by it of this Agreement or the consummation by it of the transactions contemplated hereby.

                                   ARTICLE V.

                                EVENTS OF DEFAULT

          Section 5.1. Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

          (a) FJPS defaults in the payment of the principal or interest on any Advance when the same becomes due and payable on the Maturity Date or otherwise;

          (b) FJPS fails to comply with any of its other covenants or agreements in this Agreement or the Note and the default continues for thirty days after receipt by FJPS of written notice thereof from Foamex;

          (c) there shall be a default under any evidence of indebtedness of FJPS, whether any such indebtedness exists as of the date hereof or shall hereafter be created, in the amount, individually or in the aggregate, of $15,000,000 or more, if the effect of such default is to accelerate, or to permit the holder(s) of such indebtedness or a trustee for such holder(s) to accelerate, the maturity of such indebtedness, or such indebtedness is not paid at maturity;

          (d) a court of competent jurisdiction enters a final and non-appealable judgment against FJPS in which FJPS is required to pay an amount (calculated after the application of any proceeds of insurance policies applicable to such loss), individually or in the aggregate, in excess of $5,000,000, and such final and non-appealable judgment remains unsatisfied for a period of 60 days;

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

          (e) FJPS pursuant to or within the meaning of any Bankruptcy Law (i) becomes insolvent, (ii) fails generally to pay its debts as they become due,
(iii) admits in writing its inability to pay its debts generally as they become due, (iv) commences a voluntary case or proceeding, (v) consents to, or acquiesces in, the institution of a bankruptcy or an insolvency proceeding against it or the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (vi) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of FJPS or of all or substantially all of its property or (vii) makes a general assignment for the benefit of its creditors; or

          (f) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law which (i) is for relief against FJPS in an involuntary case, (ii) appoints a Custodian of FJPS or a Custodian for all or substantially all of its property or (iii) orders the winding-up or liquidation of FJPS; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

          Section 5.4. Remedies. If an Event of Default specified in clause (e) or (f) of Section 5.1 hereof occurs, the Advance shall automatically become due and payable at the principal amount thereof, together with interest accrued thereon. If such event is any other Event of Default, Foamex may, at its option, by notice in writing to FJPS, declare the Advance to be, and the Advance shall thereupon be and become, immediately due and payable together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by FJPS. Foamex may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured, paid or waived.

                                   ARTICLE VI.

                                  MISCELLANEOUS

          Section 6.1. Nature of Obligation. FJPS hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of the Note and agrees to perform and comply with each of the terms, covenants and provisions contained in this Agreement.

          Section 6.2. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (with



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

receipt confirmed) if during normal business hours of the recipient, otherwise on the next Business Day, or (c) one Business Day after the date sent to the recipient by reputable express courier service (charges prepaid). Such notices, demands and other communications shall be sent to FJPS and Foamex at such address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

          Section 6.3. Construction. This Agreement has been executed and delivered in the State of New York, and shall be governed by and construed in accordance with the laws of the State of New York.

          Section 6.4. Assignment. Any of the rights, duties or obligations of FJPS may not be transferred, assigned, except with the written consent of Foamex. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          Section 6.5. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 6.6. Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both of the parties hereto.

          Section 6.7. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants or agreements except as specifically set forth herein. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

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


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       FOAMEX-JPS AUTOMOTIVE L.P.

                                       By: FJGP Inc., its general partner



                                       By: _______________________
                                           Name: Philip N. Smith, Jr.
                                           Title: Vice President and
                                                  Secretary





                                       FOAMEX L.P.

                                       By: FMXI, Inc.
                                       Its: managing general partner



                                       By: _______________________
                                           Name: Philip N. Smith, Jr.
                                           Title: Vice President and
                                                  Secretary

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

                                 PROMISSORY NOTE


$17,000,000                                            New York, New York

                                                       December __, 1996

          THE UNDERSIGNED FOAMEX-JPS AUTOMOTIVE L.P., a Delaware limited partnership ("Maker"), HEREBY PROMISES TO PAY to the order of FOAMEX L.P., a Delaware limited partnership ("Payee"), on December 31, 1999, the principal amount of SEVENTEEN MILLION DOLLARS ($17,000,000), or, if less, the outstanding Advances of Maker by Payee pursuant to the terms of that certain Tax Distribution Advance Agreement dated as of December __, 1996 (the "Tax Distribution Advance Agreement") between Maker and Payee together, in each case, with all accrued and outstanding interest in respect of such principal amount.

          Maker promises to pay the interest on and principal of this Note in accordance with the terms and conditions of the Tax Distribution Advance Agreement.

          Both principal and interest are payable in lawful money of the United States of America in same day or immediately available funds to the account of Payee at 1000 Columbia Avenue, Linwood, Pennsylvania 19061, or at such other place or places as any subsequent holder of this Note may, from time to time, designate in writing. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be due instead on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such payment of interest and not in the computation of the succeeding payment of interest.

          Payee or any subsequent holder of this Note shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Maker.

          This Note is subject to the terms and conditions of the Tax Distribution Advance Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          All the covenants, stipulations, promises and agreements made by or contained in this Note or in the Tax Distribution Advance Agreement on behalf of the undersigned shall bind its successors, whether so expressed or not.

          No failure on the part of Payee to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first set forth above.



                                  FOAMEX-JPS AUTOMOTIVE L.P.

                                  By: FJGP Inc., its general partner



                                  By: _______________________
                                      Name:
                                      Title:




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